EXHIBIT 99.j

                             CONSENT OF INDEPENDENT
                       REGISTERED PUBLIC ACCOUNTING FIRM

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 18, 2006, relating to the financial statements and financial highlights which appear in the February 28, 2006 Annual Report to Shareholders of Phoenix Focused Value Fund and Phoenix Foreign Opportunities Fund (constituting Phoenix Adviser Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Non-Public Holdings Information", "Independent Registered Public Accounting Firm" and "Report to Shareholders" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
May 12, 2006